UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2021
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A*

* The registrant’s common stock is currently quoted on the OTC Pink under the ticker symbol “UNTC”.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, Unit Corporation (the “Company” or the “Corporation”) filed a certificate of amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Existing Charter”). The Certificate of Amendment became effective on filing. The Certificate of Amendment was approved by the holders of a majority of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, by written consent. The Certificate of Amendment removed the following provisions from the Existing Charter:

a.Section 9.1(e), which requires stockholder approval of any redemption, repurchase or other acquisition by the Corporation of its equity securities, or any dividend on the common stock of the Corporation, in each case, except (i) on a pro rata basis or (ii) redemptions, repurchases or other acquisitions of such securities issued under employee benefit plans;
b.Section 9.1(g), which requires stockholder approval of any acquisition of assets or equity interests of any person, any business combination between the Corporation and a third party, whether by way of merger, consolidation, sale of all or substantially all of the Corporation’s assets or a material line of business, or other similar transaction or any disposition of assets or equity interests of a subsidiary, whether in a single transaction or a series of related transactions, that would involve aggregate consideration payable or receivable, as applicable, by the Corporation or its subsidiaries in excess of $25 million;
c.Section 9.1(h), which requires stockholder approval of the incurrence of an aggregate amount of indebtedness for borrowed money of the Corporation and its subsidiaries taken as a whole in excess of $25 million, except for borrowings from time to time under a loan agreement, credit facility or similar arrangement, which agreement, facility or arrangement was previously approved under this Section 9.1, including the exit facility and any extensions, refinancings, amendments or amendments and restatements of any such agreement, facility or arrangement; and
d.Article X, which gives preemptive rights to the stockholders of the Corporation holding at least 5% of the outstanding common stock of the Corporation both as of the effective date of the Plan of Reorganization of the Corporation and the date of the notice of preemptive rights.

The foregoing is qualified in its entirety by the Certificate of Amendment, which is filed as an exhibit to this Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective June 14, 2021, the holders of approximately 50.5% (or 5,600,078 shares) of the issued and outstanding shares of common stock of the Company took action by written consent in lieu of a meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware, which written consent approved the amendments to the Existing Charter described in Item 5.03 above and incorporated by reference into this Item 5.07.

Item 7.01 Regulation FD Disclosure.

On June 15, 2021, the Company’s Board of Directors set December 7, 2021, as the date for the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting” or the “meeting”). The meeting will start at 11:00 a.m. central standard time and will be held virtually. The record date for the 2021 Annual Meeting is October 20, 2021.

On June 16, 2021, the Company repurchased an aggregate of 600,000 shares of its common stock from BOK Financial Securities, Inc.; BBVA USA; BMO Harris Financing, Inc.; Bank of America, N.A.; Comerica Bank; Toronto-Dominion Bank, New York Branch; Canadian Imperial Bank of Commerce, New York Branch; Arvest Bank; Truist Bank; and Iberiabank, a Division of First Horizon Bank (each, a “Seller”). The Sellers are the lenders or affiliates of the lenders under the Company’s Amended and Restated Credit Agreement dated September 3, 2020, and the Seller received their shares as an Exit Fee during the Company’s reorganization. Sellers were paid $15.00 per share for their respective shares, for an aggregate cash purchase price of $9,000,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 21, 2021	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel

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